Exhibit 99.5

SANDISK CORPORATION

951 SanDisk Drive

MILPITAS, CA 95035

VOTE BY INTERNET – www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions up until 11:59 P.M. (Eastern Time in the U.S.) on the day immediately preceding the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. (Eastern Time in the U.S.) on the day immediately preceding the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by 11:59 P.M. (Eastern Time in the U.S.) on the day immediately preceding the meeting date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

SANDISK CORPORATION

	The Board of Directors recommends you vote FOR the following:	For	Against	Abstain

1.	To approve the adoption of the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of October 21, 2015, by and among Western Digital Corporation, Schrader Acquisition Corporation (“Merger Sub”) and SanDisk Corporation (“SanDisk”), the merger of Merger Sub with and into SanDisk, with SanDisk continuing as the Surviving Corporation of such merger (such merger, the “Merger”) and the transactions contemplated by the Merger Agreement (the “Merger Proposal”).	☐	☐	☐

2.	To adjourn the SanDisk special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal.	☐	☐	☐

3.	To approve, by non-binding, advisory vote, compensation that will or may be paid or become payable by SanDisk to its named executive officers in connection with the Merger.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Solicited on Behalf of the Board of Directors of

SANDISK CORPORATION

FOR THE

SPECIAL MEETING OF STOCKHOLDERS [●], 2016, [●] LOCAL TIME

The undersigned, revoking all other proxies heretofore given, hereby acknowledges receipt of the joint proxy statement/prospectus and hereby appoints Sanjay Mehrotra and Judy Bruner, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of SANDISK CORPORATION which the undersigned is entitled to vote at the Special Meeting of Stockholders of SanDisk Corporation, to be held on [●], 2016 at [●], local time, at 951 SanDisk Drive, Milpitas, CA 95035, and any adjournments or postponements thereof. You may vote at the Special Meeting if you were a stockholder of record at the close of business on [●], 2016.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. If other matters are properly brought before the Special Meeting, including an adjournment of the Special Meeting for any reason other than the ones specified in the adjournment proposal on the reverse side of this ballot, the proxies are hereby authorized to represent and to vote or act on those matters according to their best judgment.

To be Signed on Reverse Side